        As filed with the Securities and Exchange Commission on August 31, 1998

                                                  Registration No. 333-
_______________________________________________________________________________

                          SECURITIES AND EXCHANGE COMMISSION
                                   Washington, D.C.
                         ___________________________________

                                      FORM S-8

                             REGISTRATION STATEMENT UNDER
                              THE SECURITIES ACT OF 1933
                         ___________________________________

                           NORTH AMERICAN SCIENTIFIC, INC.
                (Exact name of registrant as specified in its charter)

                    DELAWARE                                    51-0366422
          (State or other jurisdiction of                   (I.R.S. Employer
          incorporation or organization)                    Identification No.)

      7435 GREENBUSH AVENUE, NORTH HOLLYWOOD, CA                   91605
      (Address of Principal Executive Offices)                   (Zip Code)

                          NORTH AMERICAN SCIENTIFIC, INC.
                    AMENDED AND RESTATED 1996 STOCK OPTION PLAN
                               (Full title of the plan)

                                  L. MICHAEL CUTRER
                           NORTH AMERICAN SCIENTIFIC, INC.
                                7435 GREENBUSH AVENUE
                              NORTH HOLLYWOOD, CA 91605
                       (Name and address of agent for service)

                                    (818) 503-9201
            (Telephone number, including area code, of agent for service)

                           CALCULATION OF REGISTRATION FEE

_______________________________________________________________________________________________
                                         PROPOSED          PROPOSED
     TITLE OF            AMOUNT          MAXIMUM           MAXIMUM            AMOUNT OF
     SECURITIES TO       TO BE           OFFERING PRICE    AGGREGATE          REGISTRATION
     BE REGISTERED       REGISTERED      PER UNIT          OFFERING PRICE     FEE
_______________________________________________________________________________________________
    COMMON STOCK,
    $.01 PAR VALUE    750,000 SHARES (1)   $8.140625 (2)  $6,105,468.75 (2)   $1,801.11

_______________________________________________________________________________________________

(1) Represents the maximum number of shares which could be purchased upon exercise of all such options which may hereafter be granted under the provisions of the amendment to the Plan, increasing by 750,000 shares the number of shares which can be issued under the Plan.

(2) Estimated solely for purposes of calculating the registration fee and based on the average high and low prices of the Company's Common Stock on August 27, 1998, as reported on the NASDAQ National Market.

                                  EXPLANATORY NOTE

     The prospectus which will be part of this Registration Statement is a combined prospectus under SEC Rule 429 intended to be used for the offering of (i) the shares of registrant's Common Stock registered hereunder, and (ii) the shares of registrant's Common Stock remaining to be issued under the Amended and Restated 1996 Stock Option Plan (prior to the amendment to said Plan increasing by 750,000 the number of shares that can be issued under said
Plan), which remaining shares have been previously registered by registrant's registration statements on Form S-8, File Nos. 333-14373 and 333-25973. The amount of the filing fees that were previously paid, with the earlier registration statements was $170.22 and $494.14, respectively.

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The documents listed in (a) through (c) below are incorporated by reference in this Registration Statement, and all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing of such documents:

     (a) The Company's annual report on Form 10-KSB for the year ended October 31, 1997.

     (b) The Company's quarterly reports on Form 10-QSB for the quarters ended January 31, 1998, April 30, 1998 and July 31, 1998.

     (c) The Company's current reports on Form 8-K as filed on February 9, 1998 and February 19, 1998.

     (d) The description of the Company's Common Stock which is contained in the Registration Statement on Form 10-SB filed August 22, 1995, File No. 0-26670, including any amendment or report filed for the purpose of updating such description.


ITEM 4.   DESCRIPTION OF SECURITIES.

          Not Applicable.


ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The validity of the shares of Common Stock offered hereby will be passed upon by D'Ancona & Pflaum, Chicago, Illinois. Allan J. Reich, a partner of D'Ancona & Pflaum, beneficially owns 72,750 shares of Common Stock. Other partners at D'Ancona & Pflaum beneficially own additional shares of the Company's Common Stock, which ownership is not material.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Delaware General Corporation Law (the DGCL) permits a corporation to indemnify officers, directors, employees and agents for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action, which they had no reasonable cause to believe was unlawful. The DGCL provides that a corporation may advance expenses of defense (upon receipt of a written undertaking to reimburse the corporation if indemnification is not appropriate) and must reimburse a successful defendant for expenses, including attorney's fees, actually and reasonably incurred, and permits a corporation to purchase and maintain liability insurance for its directors and officers. The DGCL provides that indemnification may not be made for any claim, issue or matters as to which a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation, unless and only to the extent a court determines that the person is entitled to indemnity for such expenses as the court deems proper.

     The Certificate of Incorporation of the Company (the "Certificate") provides that each person who is involved in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director of the Company, or is or was serving at the request of the Company as a director of another corporation or of a partnership, joint venture, trust, or other enterprise, will be indemnified by the corporation, and that each person who is so involved by reason of the fact that he or she was an officer, agent of the Company, or is or was serving at the request of the Company as an officer, agent or employee of another corporation, or of a partnership, joint venture, trust or other enterprise, may be indemnified by the Company in accordance with the DGCL. The indemnification rights conferred by the Certificate are not exclusive of any other right to which persons seeking indemnification may be entitled under any law, bylaw, agreement, vote of stockholders or disinterested directors or otherwise. The Company is authorized to purchase and maintain insurance on behalf of its directors, officers, employees and agents.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not Applicable.


ITEM 8.   EXHIBITS.

     4.1 Certificate of Incorporation of the Corporation, incorporated by reference to Exhibit 3(i) of the Registrant's Registration Statement on Form 10-SB, filed August 22, 1995.

     4.2 Certificate of Amendment to Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit 3.1 of the Registrant's quarterly report on Form 10-QSB for the fiscal quarter ended July 31, 1998.

     4.3  Bylaws of the Company, as amended, incorporated by reference to
          Exhibit 4.2 of the Registrant's Registration Statement on Form S-8, filed October 18, 1996.

     4.4  The Company's Amended and Restated 1996 Stock Option Plan.

     5.1  Opinion of D'Ancona & Pflaum.

     23.1 Consent of PricewaterhouseCoopers LLP.

     23.2 Consent of D'Ancona & Pflaum (included in Exhibit 5.1).

     24.1 Powers of Attorney (included herein).

ITEM 9.   UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the ACalculation of Registration Fee@ table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (1)(i) and 1(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Company hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of North Hollywood, State of California, on the __th day of August, 1998.

                                        NORTH AMERICAN SCIENTIFIC, INC.
                                        (Company)


                                        By:   /s/ L. Michael Cutrer
                                           ------------------------------------
                                            L. Michael Cutrer, President and
                                                Chief Executive Officer


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of North American Scientific, Inc., a Delaware corporation, which is filing a Registration Statement on Form S-8 with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint L. Michael Cutrer their true and lawful attorney-in-fact and agent, with full power and substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all pre-effective and post-effective amendments to the Registration Statement, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all interests and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


     Signature                     Title                         Date
     ---------                     ------                        -----
  /s/ Irwin J. Gruverman           Chairman of the Board        August 27, 1998
------------------------------     and Director
 Irwin J. Gruverman


  /s/ L. Michael Cutrer            President, Chief             August 26, 1998
------------------------------     Executive Officer
 L. Michael Cutrer                 and Director (Principal
                                   Executive Officer)

 /s/ Dr. Allan M. Green            Director                     August 28, 1998
------------------------------
 Dr. Allan M. Green

 /s/ Michael C. Lee                Director                     August 31, 1998
------------------------------
   Michael C. Lee

  /s/ Larry Berkin                 Director                     August 26, 1998
------------------------------
 Larry Berkin

  /s/ Alan Edrick                  Chief Financial Officer      August 27, 1998
------------------------------     (Principal Financial and
Alan I. Edrick                      Accounting Officer)
